UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934
Date of Report (Date of Earliest Event Reported):
July 17, 2012

Commission file number: 001-33084
SUSSER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	01-0864257
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
4525 Ayers Street Corpus Christi, Texas 78415 (Address of principal executive offices, including zip codes)
Registrant’s telephone number, including area code: (361) 884-2463
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On July 17, 2012, Susser Holdings Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), dated July 17, 2012, with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies & Company, Inc., as representatives of the underwriters named therein (the “Underwriters”), and the selling stockholders named therein (the “Selling Stockholders”). Pursuant to the Underwriting Agreement, the Selling Stockholders agreed to sell, and the Underwriters have agreed to purchase for resale to the public, 5,000,000 shares (the “Shares”) of the Company's common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $36.00 per share. The Selling Stockholders also granted a 30-day option for the Underwriters to purchase up to an additional 750,000 shares of Common Stock. The offering of the Shares is expected to be completed on July 23, 2012.
The Company will not receive any proceeds from the offering, and the Company's total number of shares outstanding - which was 20,956,237 as of July 1, 2012 - will not change as a result of the offering.
The offering was conducted pursuant to the Company's registration statement on Form S-3 (File No. 333-177265).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description
1.1
Underwriting Agreement, dated July 17, 2012, among Susser Holdings Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies & Company, Inc., as representatives of the underwriters named therein, and the selling stockholders named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER HOLDINGS CORPORATION

Date: July 19, 2012	By:	/s/ Mary E.Sullivan
	Name:	Mary E. Sullivan
	Title:	Executive Vice President and Chief Financial Officer